UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to section 13 or 15(d) of
               the Securities exchange act of 1934


Date of Report (Date of earliest event reported): June 19, 1997
                                                 ----------------


                             Jungle Street, Inc.
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      (Exact name of registrant as specified in its charter)



                               Utah
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  (State or other jurisdiction of incorporation or organization)


         0-27390                                   87-0368236
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  (Commission file number)             (I.R.S. Employer Identification No.)



   215 Yakima Street
   Wenatchee, Washington                                       98801

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  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (509) 664-9004



                               Not Applicable
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       (Former name or former address, if changed since last report)

Item 5.    Other Events.

     Effective June 19, 1997, Donald A. Wright and Nick A. Gerde resigned as directors of Jungle Street, Inc. (the "Company"), and its wholly-owned subsidiary, Televar Northwest, Inc. Mr. Gerde also resigned as Secretary of the Company.

     The Company also has appointed two new directors to serve on its board of directors. The new directors are Douglas H. Ebstyne and William F. Davis. Douglas H. Ebstyne, age 55, is currently President and CEO of Peregrine Venture Management, a company which develops business plans for internet content companies. Prior to forming Peregrine, Mr. Ebstyne was President of Interactive Realty Television. He has also held senior management positions with Davox Corporation and Digital Systems International. From 1972 to 1990, Mr. Ebstyne enjoyed a career with Illinois Bell and AT&T in director & vice president-level positions. Mr. Ebstyne holds a BSEE degree from the University of New Hampshire and an MBA from Roosevelt University. He has completed the Wharton Advanced Marketing Program and is a visiting scholar at Northwestern University. William F. Davis, age 65, is currently President and CEO of Digital Network Associates, Inc., a company which designs, implements and manages data delivery networks for the health care industry. Prior to forming DNA, Mr. Davis was President of Selectel Corp., which was a co-marketing partner of AT&T. From late 1987 to 1992, he was a founder and President of Value Added Communications, which pioneered the automated operator process relative to operator calls originating from public calling venues. He also served as a Vice president-Operations for Telematic Products, Inc., which developed, manufactured and marketed a line of billing computers, primarily aimed at the Bell Operating Company market. From 1955 to 1983, Mr. Davis held a variety of executive positions with GTE, a major world-wide provider of telecommunications equipment and services. Among his many assignments at GTE, he sserved as Vice President and General mamager of GTE Telenet Systems. Mr. Davis holds a Bachelor of Science degree from UCLA and an MBA from the University of Connecticut.

     With the appointment of these new directors, the board of directors of the Company now is comprised of the following: Roger P. Vallo, Donald Cotton, Michael Hendrickson, William F. Davis and Douglas H. Ebstyne.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Jungle Street, Inc.


                          By:          /s/ Roger P. Vallo
                                      --------------------------------------
                                      Roger P. Vallo
                                      President
                                      (Principal Executive Officer)

Date: June 27, 1997

Attachment: Press Release of 6/24/97:


FOR IMMEDIATE RELEASE

Contact:  Roger P. Vallo, President/CEO
     Phone (206) 388-8200

                  Jungle Street, Inc. Appoints New Directors.

     Everett WA. June 24, 1997 - Jungle Street, Inc. (NASDAQ "JUNS") announced today that it has appointed two new directors to its Board - - Douglas H. Ebstyne and William F. Davis. Both new directors have previously served in senior executive positions with network communications companies. The new directors fill vacancies created by the resignations of Donald A. Wright and Nick A. Gerde.

     Mr. Ebstyne is currently President and CEO of Peregrine Venture Management, a company which develops business plans for internet content companies. Prior to forming Peregrine, Mr. Ebstyne was President of Interactive Realty Television. He has also held senior management positions with Davox Corporation and Digital Systems International. From 1972 to 1990, Mr. Ebstyne enjoyed a career with Illinois Bell and AT&T in director & vice president-level positions. Mr. Ebstyne holds a BSEE degree from the University of New Hampshire and an MBA from Roosevelt University. He has completed the Wharton Advanced Marketing Program and is a visiting scholar at Northwestern University.

     William F. Davis is currently President and CEO of Digital Network Associates, Inc., a company which designs, implements and manages data delivery networks for the health care industry. Prior to forming DNA, Mr. Davis was President of Selectel Corp., which was a co-marketing partner of AT&T. From late 1987 to 1992, he was a founder and President of Value Added Communications, which pioneered the automated operator process relative to operator calls originating from public calling venues. He also served as Vice President-Operations for Telematic Products, Inc., which developed, manufactured and marketed a line of billing computers, primarily aimed at the Bell Operating Company market. From 1955 to 1983, Mr. Davis held a variety of executive positions with GTE, a major world-wide provider of telecommunications equipment and services. Among his many assignments at GTE, he served as Vice President and General manager of GTE Telenet Systems. Mr. Davis holds a Bachelor of Science degree from UCLA and an MBA from the University of Connecticut.

     Roger Vallo President of Jungle Street, Inc. said: "We are grateful for the assistance Don Wright and Nick Gerde provided to the Company during their term of service on the Board. We are pleased to welcome Doug Ebstyne and Bill Davis to our board. Each of them brings years of experience in the data and telecommunications industry. We believe they will be valuable contributors in helping direct this company's efforts to become a national internet service provider.".

     Jungle Street, Inc. is a Regional Internet Service provider with network locations throughout the NorthWest. The stock tender on the NASDAQ Market Systems under the symbol JNGS.